                                                                    EXHIBIT 99.1


                                        U.S. Rubber Reclaiming Acquisition Corp.
                                                                and Subsidiaries

                                                                        Contents
================================================================================

EXHIBIT I

           Unaudited Financial Statements

             Consolidated Balance Sheet                                        1

             Summary of Significant Accounting Policies                        2

             Notes to Consolidated Balance Sheet                             3-6

=========================================================================================================
                                                                                             (Unaudited)
December 29,                                                                                     2000
---------------------------------------------------------------------------------------------------------
Assets

Current assets:
  Cash                                                                                       $   217,266
  Accounts receivable, trade                                                                   1,739,573

Inventories (Note 2)                                                                             677,027

Income tax refunds                                                                               203,000
Deferred tax assets (Note 6)                                                                     244,000
Prepaid expenses and other receivables                                                           135,180
--------------------------------------------------------------------------------------------------------

Total current assets                                                                           3,216,046
--------------------------------------------------------------------------------------------------------

Property, plant and equipment:
  Land                                                                                           129,000
  Buildings and improvements                                                                   1,021,000
  Mobile homes                                                                                    48,261
  Office furniture and equipment                                                                  25,000
  Machinery and equipment                                                                      6,395,419
  Spare parts                                                                                    310,500
--------------------------------------------------------------------------------------------------------

Total property, plant and equipment                                                            7,929,180
--------------------------------------------------------------------------------------------------------

Other assets (Note 1):
  Deferred financing costs                                                                        76,200
--------------------------------------------------------------------------------------------------------

                                                                                             $11,221,426
========================================================================================================

                                        U.S. Rubber Reclaiming Acquisition Corp.
                                                                and Subsidiaries

                                                      Consolidated Balance Sheet

=========================================================================================================

                                                                                             (Unaudited)
December 29,                                                                                     2000
---------------------------------------------------------------------------------------------------------
Liabilities and Stockholder's Equity

Current liabilities:
  Accounts payable, trade                                                                    $   508,820
  Accounts payable, affiliated entity (Note 8)                                                   158,734
  Due to seller (Note 8)                                                                         386,880
  Accrued expenses                                                                               165,471
  Current maturities of capital lease obligations and long-term debt (Note 3)                    483,679
  Note payable, bank (Note 3)                                                                  1,926,442
--------------------------------------------------------------------------------------------------------

Total current liabilities                                                                      3,630,026
--------------------------------------------------------------------------------------------------------

Capital lease obligations and long-term debt, net of current portion (Note 3)                  2,615,453

Subordinated debt (Note 4)                                                                     1,750,000

Due to seller, net of current portion (Note 8)                                                   435,947

Deferred taxes (Note 6)                                                                        1,910,000
--------------------------------------------------------------------------------------------------------

Total liabilities                                                                             10,341,426
--------------------------------------------------------------------------------------------------------

Stockholder's equity:
  Common stock, no par value, 1,000 shares authorized, issued and outstanding                    880,000
--------------------------------------------------------------------------------------------------------


                                                                                             $11,221,426
========================================================================================================
          See accompanying summary of significant accounting policies and notes to financial statements.

                                        U.S. Rubber Reclaiming Acquisition Corp.
                                                                and Subsidiaries

                                      Summary of Significant Accounting Policies
                                                                     (unaudited)

===============================================================================================

Description of Business          U.S. Rubber Reclaiming Acquisition Corp. is a holding company formed to acquire the common stock of U.S. Rubber Reclaiming,
                                 Inc. (subsidiary) as discussed in Note 1. U.S. Rubber
                                 Reclaiming, Inc. is engaged in reclaiming scrap butyl rubber into butyl reclaim for resale to manufacturers of rubber
                                 products.

Basis of Presentation            The consolidated financial statements include the amounts of
                                 USRR Acquisition Corp. and its wholly owned subsidiary, U.S.
                                 Rubber Reclaiming, Inc. All significant intercompany
                                 transactions and balances have been eliminated in consolidation.

Business Risk and Credit         The majority of the Company's sales are by credit. Receivables
 Concentrations                  are generally comprised of a small number of large account balances. Substantially all of these receivables are due from companies in the rubber industry. The Company currently has no policy requiring collateral from its credit customers.

Inventories                      Inventories of finished goods, raw materials and supplies are valued at the lower of costs (first-in, first-out) or market.

Property, Plant and Equipment    Property, plant and equipment are recorded at cost.
                                 Depreciation is calculated using the straight-line method over the estimated useful lives of the assets of two to thirty-one years.

Income Taxes                     Deferred income taxes arise from temporary differences between income tax and financial reporting and principally relate to inventory reserves and property, plant and equipment.

Use of Estimates                 The timely preparation of financial statements in conformity with generally accepted accounting principles requires
                                 management to make estimates and assumptions that affect
                                 certain reported amounts and disclosures. Actual results may differ from those estimates.

                                        U.S. Rubber Reclaiming Acquisition Corp.
                                                                and Subsidiaries

                                             Notes to Consolidated Balance Sheet
                                                                     (unaudited)

===============================================================================================

1.  Acquisition                  On December 29, 2000, USRR Acquisition Corp acquired 100% of the outstanding common stock of U.S. Rubber Reclaiming, Inc.
                                 (subsidiary). The purchase price of $8,538,002 was comprised of
                                 $5,250,000 in cash, $1,750,000 of subordinated debt, $822,827 of a seller note, and acquisition costs of $715,175. The
                                 acquisition was accounted for using the purchase method.
                                 Accordingly, the Company allocated the purchase price to assets acquired and liabilities assumed based on their fair values. No goodwill was recognized in the allocation.

2.  Inventories                  Inventories at December 29, 2000 consists of the following:

                                 Raw materials                                         $  758,070
                                 Raw materials reserve                                   (608,688)
                                 Finished goods                                           435,793
                                 Supplies                                                  91,852
                                 ----------------------------------------------------------------

                                 Total inventories                                     $  677,027
                                 ================================================================

3.  Long-term Debt               Long-term debt consists of the following:
                                 December 29,                                                2000
                                 ----------------------------------------------------------------

                                 Line of credit, due November 30, 2001, bearing
                                 interest at the prime rate plus .75% (10.25%
                                 at December 29, 2000), borrowings not to
                                 exceed the greater of $3,000,000 or the
                                 borrowing base (80% of eligible accounts
                                 receivable and 50% of eligible inventories),
                                 secured by substantially all assets of the
                                 Company                                               $1,926,442

                                 Note payable to a bank, due November 30, 2005,
                                 monthly principal payments of $34,725, balloon
                                 payment of $451,225 and accrued interest due
                                 at maturity, accruing interest at the prime
                                 rate plus 1% (10.5% at December 29, 2000), to
                                 be used to finance the acquisition and capital
                                 expenditures, secured by substantially all
                                 assets of the Company                                  2,500,000

                                        U.S. Rubber Reclaiming Acquisition Corp.
                                                                and Subsidiaries

                                             Notes to Consolidated Balance Sheet
                                                                     (unaudited)

=================================================================================================

                                 Note payable to a bank, due November 30, 2005,
                                 monthly principal payments of $2,778, balloon
                                 payment of $336,098 and accrued interest due
                                 at maturity, accruing interest at the prime
                                 rate plus 1% (10.5% at December 29, 2000), to
                                 be used to finance the acquisition, secured by
                                 substantially all assets of the Company                  500,000

                                 Capital lease obligations, net of interest of
                                 $14,530                                                   99,132
                                 ----------------------------------------------------------------
                                                                                        5,025,574
                                 Less current portion                                   2,410,121
                                 ----------------------------------------------------------------

                                                                                       $2,615,453
                                 ================================================================

                                 Following are the maturities of long-term debt for each of the next five years:

                                 2001                                                  $2,410,121
                                 2002                                                     487,110
                                 2003                                                     476,323
                                 2004                                                     452,164
                                 2005                                                   1,199,856
                                 ----------------------------------------------------------------

                                 Total                                                 $5,025,574
                                 ================================================================

                                 The Company leases machinery and equipment under capital leases expiring in 2003. The assets and liabilities under the capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the assets. The assets are depreciated over the lessor of their related lease terms or their estimated productive lives. Machinery and
                                 equipment includes $172,521 of cost recorded under these
                                 leasing arrangements.

                                        U.S. Rubber Reclaiming Acquisition Corp.
                                                                and Subsidiaries

                                             Notes to Consolidated Balance Sheet
                                                                     (unaudited)

==========================================================================================================

4.  Subordinated Debt            As part of the acquisition described in Note 1, the Company issued a note payable to former owner in the amount of $1,750,000. The note requires interest payable monthly at fourteen percent (14%) from the date of this note until March 31, 2001 and at a rate of twenty percent (20%)
                                 thereafter. The former owner has agreed to defer interest and principal payments through May of 2001. The amounts accrued during this period will become part of the balloon payment due December 28, 2005. The note is secured by a Stock Pledge Agreement given by Obsidian Capital Partners,
                                 LP, sole shareholder. In addition, this note is subordinated to the line of credit and notes payable described in Note 3.

5.  Leases                       The Company leases equipment under noncancelable operating leases.

                                 Minimum future rental payments under noncancelable operating leases are:
                                 December 29,
                                 ------------------------------------------------------------------------

                                 2001                                                             $62,012
                                 2002                                                              27,784
                                 ------------------------------------------------------------------------

                                                                                                  $89,796
                                 ========================================================================

6.  Income Taxes                 Current deferred income tax assets of $244,000 primarily relate to inventories and the raw material inventories reserve. Noncurrent deferred income tax liabilities of $1,910,000 relate to property, plant and equipment.

7.  Employee Benefit Plan        The Company has a 401(k) plan, in which employees with one year or more of service are eligible to participate. Under this plan, employee contributions are immediately 100% vested. Employer contributions are vested 20% after two years of service and an additional 20% for each additional year of service. Contributions to the plan are made at the discretion of the Board of Directors.

                                        U.S. Rubber Reclaiming Acquisition Corp.
                                                                and Subsidiaries

                                             Notes to Consolidated Balance Sheet
                                                                     (unaudited)

===========================================================================================================

8.  Affiliated Entities          The general partner of the Company's parent advanced certain sums related to the closing of the acquisition on behalf of USRR Acquisition Corp.
                                 Total amounts advanced were $158,734. In conjunction with the acquisition, a $300,000 investment banking fee was paid to the general partner of the parent company.

                                 In connection with the acquisition, the acquired company recorded a
                                 $700,000 dividend, consisting of inventory, to the seller of U.S. Rubber
                                 Reclaiming, Inc. In addition, the Company entered into a supply agreement with the seller, whereby this inventory will be repurchased from the seller over a period of two years for a total cost of $1,000,000. Of the total $1,000,000, $64,000 is allocable to inventory purchases, and the remaining $936,000 is allocable to the purchase price of the acquisition at a present value of $822,827.